-------------------------------------------------------------------------------


                            EARNING OPTION AGREEMENT

                                     Between

                              GLOBE RESOURCES INC.
                             (called the "Optionor")

                                       And

                               GETTY COPPER CORP.
                             (called the "Optionee")

-------------------------------------------------------------------------------

                            EARNING OPTION AGREEMENT


THIS AGREEMENT made effective October 15, 1996.

BETWEEN:

GLOBE RESOURCE INC., a body corporate, duly incorporated under the laws of British Columbia, and having an office situate at 1000 Austin Avenue, Coquitlam, British Columbia, V3K 3P3;

(hereinafter  called  the  "Optionor")

                                                               OF THE FIRST PART

AND:


GETTY COPPER CORP., a body corporate, duly incorporated under the laws of British Columbia, and having an office situate at 1111 West Hastings Street, Vancouver, British Columbia, V6E 2J3;

          (hereinafter  called  the  "Optionee")

                                                              OF THE SECOND PART

WHEREAS:

A. The Optionor is the registered and beneficial owner of certain Crown granted mineral claims more particularly described in Schedule "B" - Claims hereunto annexed; and

B. The Optionor has agreed to grant the Optionee the right, privilege and option to earn, subject to a 1.5% Net Smelter Returns royalty reserved by the Optionor, an undivided 50% right, title and interest in and to the various Crown granted mineral claims described in Schedule "B" - Claims hereto on the terms and conditions hereinafter contained;

NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the payment of $10 by each party to the other, the receipt and sufficiency of which is acknowledged, and the premises, the mutual covenants and agreements herein contained to be kept and performed by each of the parties hereto, the parties hereto hereby agree as follows:

1.     DEFINITIONS
       -----------

In and for the purposes of this Agreement, unless there is something in the subject matter or context inconsistent therewith or unless otherwise specifically provided, each of the words, phrases and expressions described in Schedule "A" - Definitions shall have the meanings ascribed thereto.

2.     REPRESENTATIONS  OF  THE  OPTIONOR
       ----------------------------------

2.1 The Optionor represents to the Optionee as representations that re true as of the date of this Agreement and will be true on the date of closing of the purchase and sale of the Claims hereunder that:

a. to the best of the knowledge, information and belief of the Optionor, the Claims are free and clear of liens, charges and encumbrances, held as good and valid Crown Grants and are valid and subsisting Crown Grants in good standing;

b.     the  Optionor  is  the  registered  holder  of  the  Claims;

c. to the best knowledge, information and belief of the Optionor, there are no adverse claims or challenges against or to the ownership of or title to any of the Claims nor to the knowledge of the Optionor is there any basis therefor, and there are not outstanding agreements or options to acquire or purchase or earn an interest in the Claims or any portion thereof or any rights therein, and no person, firm or corporation has any royalty or other interest whatsoever in production from the Claims other than such royalties as may be payable to the Province of British Columbia or Canada or as may be reserved hereunder;

d. the Optionor has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionor is a party or by which it is bound or to which it is subject;

e. to the best of the knowledge, information and belief, no proceedings are pending in bankruptcy for, and the Optionor is unaware of any basis for the institution of any proceedings which could lead to the placing of the Optionor in bankruptcy or subject the Optionor to any other laws governing the affairs of insolvent persons;

f.     the  Optionor  is  not  a  non-resident  of  Canada within the meaning of section  116  of  the  Income  Tax  Act  (Canada);

g.     the  Optionor

     i.     is  a  company  duly  incorporated  under  the  Company Act (British
Columbia)  and  is  not  a  reporting  company  under  the  Act

     ii. is duly organized, validly exists and is in good standing under the laws of its jurisdiction of incorporation,

     iii. is in good standing in each jurisdiction in which the nature of its business conducted by it or the property owned or leased by it makes such qualification necessary,

     iv. has the full power, authority, right and capacity to own, lease and dispose of the Claims, to carry on its business as now being conducted by it, to execute and deliver this Agreement, to complete the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations herein set forth, and

     v. is not in default of any reporting or filing requirement under any applicable corporate, securities or taxation law or other law to which it is subject;

j. the execution and delivery of this Agreement and the completion of the transaction contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Optionor and this Agreement constitutes a legal, valid and binding obligation of the Optionor enforceable against the Optionor in accordance with its terms except as may be limited by laws of general application affecting the right of creditors; and

k. neither the execution and deliver of this Agreement, or the other agreements and instruments contemplated hereby, nor the completion of the transactions contemplated herein will:

     i. violate any of the terms and provisions of the constating documents or by-laws or articles of the Optionor, or any order, decree, statute, by-law, regulation, covenant or restriction applicable to the Optionor or to any of the Claims;

     ii. give any person the right to transfer, terminate or cancel any of the Claims;

     iii. result in any fees, duties, taxes, assessments or other amount relating to any of the Claims becoming due or payable other than any applicable Federal Goods and Services Tax and British Columbia Social Services Tax payable by the Optionee in connection with the purchase and the sale of an interest in the Claims, or

     iv. result in the creation of any lien, charge or encumbrance on any of the Claims other than the royalty payable to the Optionor hereunder.

2.2 The representations of the Optionor set out in subsection 2.1 above form a part of this Agreement and are representations upon which the Optionee has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claims by the Optionee.

2.3 Except as stated herein, there are not other representations given by the Optionor with respect to the subject matter of this Agreement and specifically there are no representations given as to there being any minerals on the Claims or the viability of Commercial Production from the Claims.

2.4 The Optionor covenants and agrees to indemnify and save the Optionee harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.

2.5 The Optionor acknowledges and agrees that the Optionee has entered into this Agreement relying on the representations and other terms and conditions of this Agreement and that no information which is now known or which may hereafter become known to the Optionee shall limit or extinguish the right to indemnity hereunder, and, in addition to any other remedies he may pursue, the Optionee may deduct the amount of any such loss or damage from any amounts payable by it to the Optionor.

3.     REPRESENTATIONS  OF  THE  OPTIONEE
       ----------------------------------

3.1 The Optionee represents to the Optionor that it is a body corporate, duly incorporated under the Canada Business Corporations Act, and is extra-provincially registered in and a reporting issuer in the Province of British Columbia with full power and absolute capacity to enter into this Agreeent and to carry out the transaction contemplated hereby, all of which have been duly and validly authorized by all necessary corporate proceedings.

3.2 The representations of the Optionee hereinbefore set out form a part of this Agreement are conditions upon which the Optionor has relied in entering into this Agreement, and shall be true and correct on the Effective Date and shall survive the acquisition of any interest in and to the Claims by the Optionee.

4.     EARNING  OPTION
       ---------------

In consideration of the payment of $10 by the Optionee to the Optionor, the receipt and sufficiency of which is acknowledged, the Optionor hereby gives and grants to the Optionee the sole and exclusive right and option to earn an undivided 50% right, title and interest in and to the Claims by spending $525,000 on Exploration and Development Work on the Claims both as provided for in section 5 on the terms and conditions herein contained.

5.     TERMINATION  OF  EARNING  OPTION
--     --------------------------------

The Earning Option shall terminate unless within three (3) years of the Effective Date the Optionee spends no less than $525,000 on recommended Exploration and Development Work on the Claims.

6.     EXERCISE  OF  EARNING  OPTION
--     -----------------------------

6.1 Subject to the provisions of subsection 6.2, on the date the Optionee has completed the Expenditures described in section 5 and has complied with the other terms of this Agreement, the Optionee shall have exercised its Earning Option and be entitled to receive a transfer of an undivided 50% right, title and interest in and to the Claims.

6.2 Within 60 days after the Optionee has incurred the Expenditures, the Optionee shall give notice to the Optionor and tender with the notice an unaudited statement and summary of the Expenditures made on the Claims prepared by the Accountants of the Optionee.

6.3 The Optionor shall have 60 days within which to dispute the Expenditures, failing which, the Optionee shall have conclusively earned the interest which the Optionee is permitted to earn under the terms of this Agreement and the Optionee shall be entitled to receive a transfer of that interest free and clear of all liens, charges and encumbrances, save and except for any liens, charges and encumbrances which may have arisen with the consent of the Optionor:

a. as a result of the Exploration and Development Work undertaken on the Claims by the Optionee; or

b. by reason of the Net Smelter Returns royalty reserved by the Optionor hereunder.

6.4 In the event the Optionor disputes the Expenditures, the actual expenditures incurred for the purpose of exercising the Earning Option shall be determined by binding arbitration in the manner provided for under the Joint Venture Agreement.

6.5 The Joint Venture Agreement shall become effective on the earlier of the date agreed to by the parties or the date the Optionee has exercised the Earning Option.

7.     NET  SMELTER  RETURNS  ROYALTY
--     ------------------------------

7.1 The Optionor hereby reserves to itself a one and one-half percent (1.5%) Net Smelter Returns royalty in the Claims such that on the date Commercial Production commences from the Claims or any leases created in place of the Claims, the Optionor shall be entitled to receive and the Optionee or its successors or assigns shall pay to the Optionor an amount equal to one and one-half percent (1.5%) of Net Smelter Returns on all sales of Mineral Products including any sales made prior to the commencement of Commercial Production.

7.2 The Optionee shall be under no obligation whatsoever to place the Claims into Commercial Production and in the event it is placed into Commercial Production, the Optionee shall have the right, at any time, to curtail or suspend such production as it, in its absolute discretion, may determine.

7.3 Net Smelter Returns and the payments payable to the Optionor hereunder shall be adjusted and paid quarterly, and, within ninety (90) days after the end of each fiscal year during which the Claims were in Commercial Production, the records relating to the calculation of Net Smelter Returns during that fiscal year shall be audited and any adjustments shall be made forthwith, and the audited statements shall be delivered to the Optionor who shall have sixty (60) days after receipt of such statements to question in writing their accuracy and failing such question, the statements shall be deemed correct.

7.4 For the purposes of this Agreement, the Optionor or its representatives duly appointed in writing shall have the right at all reasonable times, upon written request, to inspect those books and financial records of the Optionee as are relevant to the determination of Net Smelter Returns, and, at the expense of the Optionor, to make copies thereof.

7.5 The Optionor shall be entitled to register this Agreement against title to the Claims as evidence of its Net Smelter Returns royalty interest in the Claims by reason of the Net Smelter Returns royalty reserved hereunder which royalty the parties intend to be a charge against the Claims and the land comprising them and the leases from time to time created in place of the Claims, and, as such, the Optionee covenants and agrees with the Optionor to maintain the Claims in good standing for so long as it holds an interest in the Claims subject to its right to require contribution from any other interest holders and to provide proof to the Optionor not less than 60 days before any expiry date for the Claims that the Claims are in good standing for a further period of not less than one year from that expiry date.

7.6 In the event the Optionee does not comply with the covenant to maintain the Claims in good standing as provided in subsection 7.5, the Optionor shall be entitled to act as agent for the Optionee and pay any necessary taxes or charges required to maintain the Claims in good standing in accordance with the covenant and in such case the Optionee shall be liable to the Optionor for the cost thereof and agrees to pay the same forthwith on demand by the Optionor.

7.7          The  Optionee  covenants  and  agrees  to:

a. permit the Optionor, or its representative, duly authorized by it in writing, at the risk and expense of the Optionor, access to the Property at all reasonable times and to all records, exploration and technical data and information, including interpretive reports, and any other information of or in the possession of the Optionee concerning the Claims; and

b. indemnify and save the Optionor harmless from any and all claims, liens, suits or actions made or brought against the Optionor or registered against the Claims as a result of work done by the Optionee on or with respect to the Claims.

8.     TRANSFER  OF  MINERAL  CLAIMS
       -----------------------------

Concurrently with the execution of this Agreement, the Optionor shall deliver to the Optionee a Bill of Sale of the Claims providing for the transfer of the Claims to an Optionee, which the Optionee shall, at its own cost, be entitled to record with the appropriate government offices provided that the Optionee shall hold its recorded interest in the Claims subject to the terms of this Agreement.

9.     RIGHT  OF  ENTRY
--     ----------------

From and as of the Effective Date until the Joint Venture Agreement becomes effective unless this Agreement is earlier terminated, the Optionee, its employees, agents and independent contractors shall have the sole and exclusive right and option to:

a.     enter  upon  the  Claims;

b.     have  exclusive  and  quiet  possession  of  the  Claims;

c.     explore,  develop  and  operate  the  Claims;

d. bring upon and erect upon the Claims such Mining Facilities as the Optionee may consider advisable and Operate the Property as a Mine; and


e. remove from the Claims and sell or otherwise dispose of Mineral Products for the purposes of assaying or other testing.

10.          COVENANTS  OF  THE  OPTIONEE
---          ----------------------------

Until the Earning Option has been exercised or this Agreement has been terminated, the Optionee shall:

a. keep the Claims free and clear of all liens, charges and encumbrances arising from its operations, maintain the Claims in good standing by the payment of all taxes and rents required to be paid and by the doing of all other acts and thinks and the making of all other payments required to be made which may be necessary in that regard;

b. permit the Optionor, or its representatives duly authorized by it in writing at their own risk and expense access to the Claims at all reasonable times and to all records prepared by the Optionee in connection with work done on or with respect to the Claims and provide a copy of all exploration results, data, information and engineering and technical reports to the Optionor forthwith upon receipt of the same by the Optionee;

c. conduct all work on or with respect to the Claims in a careful and miner-like manner, including any reclamation work required in respect of work performed by the Optionee on the Claims, and in accordance with the applicable laws, and the Optionee agrees to indemnify and save the Optionor harmless from any and all claims, suits or actions made or brought against the Optionor as a result of work done by the Optionee on or with respect to the Claims;

d. obtain and maintain for itself and cause any contractor engaged hereunder to obtain and maintain, during any period in which active work is carried out hereunder, adequate insurance and workers' compensation coverage if applicable;

e. at the expense of the Optionee, carry out any environmental cleanup which might be required as a result of work performed by the Optionee on the Claims; and

f. if this Agreement is terminated other than by the Optionee exercising the Earning Option, provide to the Optionor all records, files and data relating to the Claims and permit the Optionor and its representatives, at the expense of the Optionee, to take abstacts therefrom and make copies thereof.

11.     OBLIGATIONS  OF  THE  OPTIONEE  ON  TERMINATION
---     -----------------------------------------------

If this Agreement is terminated other than by the Optionee earning an interest under the terms of this Agreement, the Optionee shall:

a. quitclaim all of its unearned right, title and interest in and to the Claims to the Optionor free and clear of all charges and encumbrances arising from the operations of the Optionee with assessment work for at least one year filed against the Claims;

b. undertake, complete and pay for any reclamation work required at law on the Claims as a result of the operations of the Optionee on the Claims; and

c. have the right to remove from the Claims within six months from the date of termination, all moveable mining facilities erected, installed or brought upon the Claims by or at the instance of the Optionee and any mining facilities remaining on the Claims after the expiration of the said period of six months shall, without compensation to the Optionee, become the property of the Optionor.

12.          FORCE  MAJEURE
---          --------------

If the Optionee is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Optionee, except lack of monies, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay.

13.          ABANDONMENT  OR  SURRENDER
---          --------------------------

In addition to any other termination provisions contained in this Agreement, the

Optionee shall have the absolute right to abandon this Agreement by giving notice of such abandonment to the Optionor, and in the event of such termination, this Agreement shall be of no further force and effect except for any obligations which have arisen prior to the effective date of abandonment and the Optionee shall leave the Claims in good standing with assessment work for one year filed against the Claims.

14.          CONFIDENTIALITY
---          ---------------

The parties agree that all information and data concerning or derived from operations hereunder which have not been publicly reported shall be kept confidential, except to the extent required by law or by regulation of any securities commission or stock exchange, or in connection with the filing of a Prospectus or Statement of Material Facts by a party or any related corporation, and shall not be disclosed to any other person or corporation other than to related corporations without the prior written consent of the other party, which consent shall not be unreasonably withheld, but no party shall be liable to the other party for a breach of this clause by its employees, servants or agents, who through fraud or negligence disclose such information and data if that party has taken reasonable steps to ensure that its employees, servants or agents comply with the provisions of this section.

15.          DEFAULT
---          -------

If the Optionee should be in default of any requirement under the terms of this Agreement, the Optionor shall give written notice to the Optionee specifying the default and the Optionee shall not lose any rights granted under this Agreement unless within 30 days after the giving of notice of defualt by the Optionor, the Optionee has failed to take reasonable steps to cure the default by the appropriate performance and if the Optionee fails to take reasonable steps to cure any such default, the Optionor shall be entitled to seek any remedy it may have on account of any breach of a material term of this Agreement.

16.          NOTICE
---          ------

16.1     Delivery  of  Notice

Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered, when delivered, or if mailed, or telegraphed on the second business day after the date of mailing or telegraphing thereof to a party at its address noted on page 1 of this Agreement all with a copy to:

Werbes Sasges & Company
Barristers & Solicitors
1111 West Hastings Street, Suite 708
Vancouver, BC
V6E 2J3
Telecopier (604) 689-4626

and  any  notice  given  as  aforesaid  shall  be  deemed  to  have  been given.

16.2     Change  of  Address

Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purpose of giving notice hereunder.

17.          TITLES
---          ------

The titles to the respective sections hereby shall not be deemed to be a part of this Agreement but shall be regarded as having been used for convenience only.

18.          RIGHT  OF  FIRST  REFUSAL  ON  TRANSFERS
---          ----------------------------------------

18.1     Receipt  of  Offer

If any party to this Agreement should receive a bona fide offer from an independent third party (the "Proposed Optionee") dealing at arm's length with such party, to purchase all or part of the party's interest in the Claims or this Agreement which offer it desires to accept, or if a party intends to sell or otherwise dispose of all or substantially all of its interest in the Claims, that Party (the "Selling Participant") shall first offer (the "Offer") such interest in writing to the other Party (the "Remaining Participant") upon terms no less favourable than those offered by the Proposed Optionee or intended to be offered by the Selling Participant, as the case may be.

18.2     Contents  of  Offer

The Offer shall specify the price and terms and conditions of such sale, the name of the Proposed Optionee (which term shall, in the case of an intended offer by the Selling Participant, mean the person or persons to whom Selling Participant intends to offer its interest) and, if the Offer received by the Selling Participant from the Proposed Optionee provides for any consideration payable to the Selling Participant otherwise than in cash, the Offer shall include the good faith estimate of the Selling Participant of the cash equivalent of the non-cash consideration.

18.3     Acceptance  of  Offer

If within a period of 60 days of the receipt of an Offer, the Remaining Participant notifies the selling Participant in writing that it will accept the same, the Selling Participant shall be bound to sell to the Remaining Participant the interest offered (subject as hereinafter provided with respect to price) on the terms and conditions of the Offer.

18.4     Cash  Equivalent

If the Offer so accepted by the Remaining Participant contains the good faith estimate of the Selling Participant of the cash equivalent consideration as aforesaid, and if the Remaining Participant disagrees with the best estimate of the Selling Participant at the time of acceptance and Remaining Participant shall, in such notice, specify what it considers, in good faith, the fair cash equivalent to be and the resulting total purchase price.

18.5     Right  of  Acceptance

If the Remaining Participant notifies the Selling Participant as provided in subsection 18.3, the acceptance by the Remaining Participant shall be effective and binding upon the Selling Participant and the Remaining Participant, and the cash equivalent of any such non-cash consideration shall be determined by binding arbitration in the manner provided for under the Joint Venture Agreement and shall be payable by the

Remaining Participant within 60 days following the determination thereof by arbitration.

18.6     Payment

Any payment by the Remaining Participant hereunder shall be made against receipt of an absolute transfer of clear and unencumbered title to the interest of the Selling Participant being sold.

18.7     Failure  to  Accept  Offer

If the Remaining Participant fails to notify the Selling Participant before the expiration of the time limited therefor that it will purchase any interest offered, the Selling Participant may sell and transfer such interest to the Proposed Optionee at the price and on the terms and conditions specified in the Offer for a period of 60 days, provided that the terms of this agreement shall again apply to such interest if the sale to the Proposed Optionee is not completed within the said 60 days.

18.8     Condition  Precedent

Any sale hereunder shall be conditional upon the Proposed Optionee delivering a written undertaking to the Remaining Participant, in form and substance satisfactory to its counsel, to be bound by the terms and conditions of this Agreement and the Joint Venture Agreement.

18.9     No  Other  Transfers

Except as provided in this agreement, neither party may transfer an interest in the Claims or this Agreement without the written consent of the other party.

19.          CURRENCY
---          --------

Unless otherwise stated, all currency referred to in this Agreement are stated in lawful currency of Canada.

20.          OPTION  ONLY
---          ------------

This is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder and any act or acts or payments made hereunder shall not be construed as obligating the Optionee to do any further acts or make any further payments save and except for those obligations arising out of sections 10, 11, and 13.

21.          RELATIONSHIP  OF  PARTIES
---          -------------------------

Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either a party, partner, agent or legal representative of the other party.

22.          FURTHER  ASSURANCES
---          -------------------

The parties hereto agree to execute all such further documents and to perform all such other acts and deeds as may be necessary to give full force and effect to this Agreement.

23.          TIME  OF  ESSENCE
---          -----------------

Time  shall  be  of  the  essence.

24.          ENUREMENT
---          ---------

The terms of this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

25.          REGULATORY  APPROVAL
---          --------------------

This Agreement is subject to an Effective Date being determined on or before December 31, 1996, and failing the establishment of an Effective Date by that date, either party may terminate this Agreement by notice in writing to the other provided, however, each party undertakes to use its best efforts to have notice of this Agreement accepted for filing by the Exchange on or before December 31, 1996.

26.          WAIVER
---          ------

The parties may each agree in writing to waive the condition precedent set forth in section 25 at or prior to the limitation date for the fulfilment of the condition and where the condition is waived in full the date of waiver shall be deemed the Effective Date of this Agreement notwithstanding any other term or condition herein.

27.          INDEPENDENT  COUNSEL
---          --------------------

Each  of  the  parties  acknowledges  and  confirms  that:

a. Werbes Sasges and Company has acted solely for and independently represented the Optionee in connection with the transactions referred to in this Agreement; and

b. both the Optionee and Werbes Sasges and Company have recommended to the Optionor that it seek and obtain independent legal and tax advice from its own solicitor with respect to this Agreement and the transactions referred to herein prior to its execution and the Optionor has been provided sufficient opportunity to do so and understand the terms of, and its respective rights and obligations under, this Agreement.

28.     RECORDED  NOTICE
---     ----------------

A party shall be entitled to record this Agreement against title to the Claims with the appropriate government offices.

29.     COUNTERPARTS
---     ------------

This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument and a facsimile copy of this Agreement executed by a party hereto in counterpart or otherwise will be deemed to be a valid and binding Agreement and accepted as an original of the Agreement until such time as each of the Parties has an originally executed Agreement in its possession.

IN WITNESS WHEREOF the parties hereto have hereunto affixed their hands and seals as of the day and year first above written.

THE CORPORATE SEAL of          )
GLOBE RESOURCES INC. was       )
hereunto affixed in the        )
presence of:                   )
                               )
/s/unknown                     )               (c/s)
___________________________    )
                               )
                               )
___________________________    )
                               )



THE CORPORATE SEAL of          )
GETTY COPPER CORP. was         )
hereunto affixed in the        )
presence of:                   )
                               )
/s/unknown                     )               (c/s)
___________________________    )
                               )
                               )
___________________________    )
                               )

                           SCHEDULE "A" - DEFINITIONS


For the purposes of the Agreement to which this Schedule "A" is annexed, the following words, phrases and definitions shall have the following meanings:

a. "Affiliate" means any partnership, joint venture, corporation or other entity which, directly or indirectly, controls is controlled by, or is under common control with, a Participant and, for the purposes hereof, "control" means possession, directly or indirectly, of the power to direct or cause direction of the management and policies of the entity through ownership or voting securities, contract or otherwise;

b.     "Allowable  Deductions"  means

     i. all freight charges from the shipping point to the smelter or other place of sale;


     ii. all other proper treatment or other charges at such smelter or other place of sale, and

     iii. provincial or federal royalties due and payable on production, if any;

c. "Claims" means the Crown granted mineral claims more particularly described in Schedule "B" hereunto annexed;

d. "Commercial Production" means Operating the Property as a Mine but shall not include milling of ores for the purpose of testing or milling by a pilot plant or milling during an initial tune-up period of a plant. Commercial Production shall be deemed to have commenced:

     i. if a mill is located on the Property, on the last day of a period of 40 consecutive days in which, for not less than 30 days, Mineral Products have been processed from the Property at not less than 60% of the mill's rated capacity; or

     ii.  if  no  mill  is  located  on  the  Property,  the  earlier  of

          A. the last day of the first period of 30 consecutive business days during which ore has been shipped from the Claims for the purpose of earning revenues; or

          B. if a permanent heap leach pad is used on or off the Property for the purpose of processing ore from the Property, the first day following the period which the first 5,000 tons of commercial grade ore from the Property has been placed on the pad and there is a permanent processing installation located contiguous to the pad capable of processing in an efficient and economic manner copper bearing solutions derived from the leaching of the ore placed on the pad and cathode copper has been produced from such solutions;

e. "Earning Option" means the right and option granted hereunder by the Optionor to the Optionee, as more particularly described in section 4;

f. "Effective Date" is the date Notice of this Agreement is accepted for filing by the Vancouver Stock Exchange pursuant to a submission made by the Optionee;

g. "Expenditures" means the Exploration and Development Work expenditures set forth in section 5;

h. "Exploration and Development Work" means the activity, operation or work performed in ascertaining the existence, location, quality or quantity of a deposit of minerals and shall include the preparation of any feasibility study with respect to the deposit of minerals;

i. "Feasibility Report" in relation to any proposed Option of the Property as a Mine, means a study of all aspects of the proposed Operation of the Property as a Mine prepared by a reputable mining engineer mutually agreed to by the parties in respect of the project which study shall be in a form generally prepared in accordance with industry practice which:

     i. states the proven and probable mineable reserves of ore and the grades thereof;

     ii. contains estimates of both capital costs and operating costs likely to be incurred in establishing and conducting Operation of the Property as a Mine, including costs to be incurred in mine development, pre-production and the construction or acquisition of plant facilities and infrastructure;

     iii. analyses how to proceed with Operating the Property as a Mine to economically and commercially extract Mineral Products;

     iv.  includes  reference  to  relevant  marketing  and  financial  aspects;

     v. states whether or not establishment of the proposed Operation of the Property as a Mine is commercially viable; and

     vi. is of such detail and scope as to be acceptable to a bank or other financial institution for the purpose of deciding whether or not to provide financing for the establishment and carrying out of the proposed Operation of the Property as a Mine;

j. "Joint Venture" means the joint venture governing the operation of the Claims established under the Joint Venture Agreement;

k. "Joint Venture Agreement" means a separate agreement to be entered into by and between the parties which shall reduce into writing the terms of the Joint Venture to be entered into for the development of the Claims;

l. "Mineral Products" means all mineral products derived from the Properties and includes sulphides or mineral products formed from sulphides;

m. "Mining Facilities" means all mines and plants, including without limitation, all pits shafts, haulageways and other underground workings, and all buildings, plants, facilities and other structures, fixtures and improvements, and all other property, whether fixed or movable, as the same may exist at any time in, on or outside the Property and relating to the Operation of the Property as a Mine;

n. "Net Smelter Return(s)" with respect to the sale of Mineral Products shall be determined by multiplying the Quantity Sold by the applicable Sales
Price at the date of sale and by deducting from the resultant figure any Allowable Deductions;

o. "Operating the Property as a Mine/Operation of the Property as a Mine" means the extraction or production of minerals or metals from the Property, the milling, smelting, refining, beneficiating, and other processing of such minerals and metals and the marketing of Mineral Products;

p. "Property" means the Claims and any additional mineral interests which may become subject to this Agreement or the Joint Venture Agreement;

q. "Quantity Sold" shall mean the volume or quantity of Mineral Products sold by the Operator in a particular sale. If the Mineral Product so sold is ore, concentrate, leachate, precipitate, sponge, ore or any other material containing imputities, then the Quantity Sold shall be the volume or quantity of the mineral in question actually contained in the sold Mineral Product. In any event, the Quantity Sold shall be established by sound and generally accepted assaying or other analytical practices and procedures. For purposes of this Agreement, the Operator may sell to any purchaser whatsoever; and

r. "Sales Price" means the greater of the actual price received for the Mineral Products sold or


     i. for gold or silver, the average afternoon London fixing price or refined gold or silver bullion on the date of such sale, and

     ii. for Mineral Products other than gold or silver, the average price for the metal or mineral in question during the week or sale as quoted in Metals Week, published by McGraw-Hill. In the event that the necessary price is not quoted in Metals Week or the publication thereof ceases or is suspended, then the Sales Price shall be the average price quoted for the metal or mineral in question during the week of sale as reported by such other publication or source as is generally recognized in the mining industry as reflecting the price at which that metal or mineral was being offered for sale and purchase during the week of sale.

                              SCHEDULE "B" - CLAIMS

                   Kamloops Mining Division, British Columbia



Claim Name               Lot/Tenure Number
-----------               ------------------

Transvaal                    194A
Pretoria                     195A
Imperial                     196A
Chamberlain                  197A
Mafeking                     198A
Ladysmith                    199A
Pretoria Fraction            200A
Glenora                      4467
Highland No. 2               4468